Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP 222 Berkeley St. Ste. 2000 Boston, MA 02116 +1-617-880-1800 orrick.com
November 14, 2025
Local Bounti Corporation
490 Foley Lane
Hamilton, MT 59840

Re:	Local Bounti Corporation
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Local Bounti Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the resale of up to 5,902,902 shares of Company common stock, par value $0.0001 per share (the “Common Stock”), by the selling stockholder named in the Registration Statement (the “Selling Stockholder”), including (i) 5,352,902 shares of Common Stock issuable upon the conversion of the convertible note (the “Convertible Note”) that the Selling Stockholder acquired pursuant to a Convertible Note and Warrant Purchase Agreement (“Purchase Agreement”), dated as of August 1, 2025, by and between the Company and the Selling Stockholder (the “Conversion Shares”), and (ii) 550,000 shares of Common Stock issuable upon the exercise of the common stock purchase warrant (the “Common Stock Purchase Warrant”) that the Selling Stockholder acquired pursuant to the Purchase Agreement (the “Warrant Shares” and, together with the Conversion Shares, the “Registrable Shares”), which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). All of the Registrable Shares are being registered on behalf of the Selling Stockholder.
In connection with this opinion letter, we have examined and relied upon (i) the Registration Statement and the Prospectus; (ii) the Company’s certificate of incorporation, as amended, and bylaws, each as currently in effect; (iii) the Purchase Agreement; (iv) the Convertible Note, (v) the Common Stock Purchase Warrant; and (vi) originals or copies, certified or otherwise, identified to our satisfaction, of such corporate records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinion set forth below.
In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the legal competence of all signatories to such documents; and (iv) the truth, accuracy, and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed.
With respect to the Convertible Note and the Conversion Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Conversion Shares, and/or antidilution adjustments to outstanding securities of the Company, may cause the Convertible Note to be converted into more shares of Common Stock than the number that then remain authorized but unissued.

Local Bounti Corporation
November 14, 2025

On the basis of the foregoing, and in reliance thereon, we are of the opinion that: (i) the Conversion Shares have been duly authorized and, when issued upon the conversion of the Convertible Note in accordance with the terms of the Convertible Note, will be validly issued, fully paid and nonassessable, and (ii) the Warrant Shares have been duly authorized and, when issued upon the exercise of the Common Stock Purchase Warrant in accordance with the terms of the Common Stock Purchase Warrant, will be validly issued, fully paid and nonassessable.
Our opinion herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is limited to such laws as are in effect on the date hereof.
Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.
Very truly yours,
/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP